CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We  consent  to the  references  to our firm  under  the  captions  "Financial
Highlights" in the Class A, B, and C Shares Prospectus and "Independent Auditors" in the Class A, B, and C Shares Statement of Additional Information and to the incorporation by reference of our report dated May 12, 2003, in Post Effective Amendment Number 58 to the Registration Statement (Form N-1A, No. 2-57181) of Federated Municipal Securities Fund, Inc.


                                                ERNST & YOUNG LLP

Boston, Massachusetts
May 22, 2003